UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):   July 21, 2011

AirTouch Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-146478	20-8820679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Suite 220 Newport Beach, CA		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 949-825-6570

Waxess Holdings, Inc.
(Former name or former address, if changed since last report)
Copies to: Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2011, the holders of a majority of the outstanding shares of common stock of AirTouch Communications, Inc. (formerly known as Waxess Holdings, Inc.) (the “Company”), acting by written consent, approved an amendment to the Company’s amended and restated certificate of incorporation, to change the name of the Company from Waxess Holdings, Inc. to AirTouch Communications, Inc. The holders of 6,895,678 shares voted in favor of the amendment, out of an aggregate of 12,900,297 shares issued and outstanding, representing 53.5% of the issued and outstanding shares.

On July 21, 2011, the Company filed an amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware, pursuant to which the Company’s name changed from Waxess Holdings, Inc. to AirTouch Communications, Inc.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 5.03.

 Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 26, 2011

AIRTOUCH COMMUNICATIONS, INC.

By:	/s/ Jerome S. Kaiser
Name: Jerome S. Kaiser
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation